Exhibit (c)(4)

ProjectWarriors Materials for Discussion DRAFT Preliminary | Subject to Further Review and Evaluation July 13, 2016

Illustrative Transaction Statistics

($MM, except per share amounts)

		Unaffected (7/11/16) Curry (1)	7/13/16 Bogut Proposal
Illustrative Share Price:		$75.85	$109.00
Implied Transaction Premiums	*Statistic*		
Premium to Unaffected (7/11/16) Price (1)	*$75.85*	*0%*	*44%*
Premium to Unaffected (7/11/16) Enterprise Value (1)	*$6,449*	*0%*	*45%*
Premium to Current Price	*$80.48*	*(6%)*	*35%*
Premium to Current Enterprise Value	*$6,850*	*(6%)*	*37%*
Premium to 30-Day Average Price (1)	*$77.49*	*(2%)*	*41%*
Premium to 60-Day Average Price (1)	*77.34*	*(2%)*	*41%*
Premium to LTM High Share Price (1)	*99.73*	*(24%)*	*9%*
Premium to LTM Low Share Price (1)	*53.11*	*43%*	*105%*
Premium to LTM Average Share Price (1)	*79.62*	*(5%)*	*37%*
Implied Valuation & Multiples			
Fully-Diluted Shares (2)		85.8	86.2
Fully-Diluted Equity Value		**$6,511**	**$9,391**
Plus: Note Payable to Oracle (3)		5	5
Plus: Market Value of Convertible Notes (4)		310	310
Plus: Make Whole Premium (4)		-	32
Less: Cash (3)		(378)	(378)
Fully-Diluted Enterprise Value		**$6,449**	**$9,360**

Historical prices relative to unaffected price as of July 11, 2016 (1)

Note: Current market prices as of July 13, 2016.

(1) Based on closing share price as of July 11, 2016 (last closing share price prior to acquisition rumors).

(2) Common shares outstanding, RSUs, PSUs, and options schedule from Curry Management as of June 30, 2016.

(3) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.

(4) Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013.

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Illustrative Transaction Statistics (CONTINUED)

($MM, except per share amounts)

		Unaffected (7/11/16) Curry (1)	7/13/16 Bogut Proposal
Illustrative Share Price:		$75.85	$109.00
Implied Valuation & Multiples			
Fully-Diluted Equity Value (2)		$6,511	$9,391
Fully-Diluted Enterprise Value (3)(4)		6,449	9,360
Street Estimates (5)			
Revenue Multiples	*Statistic*		
LTM (3/31/16) (6)	*$793*	8.1x	11.8x
CY16E	*967*	6.7	9.7
NTM (3/31/17) (6)	*1,029*	6.3	9.1
CY17E	*1,229*	5.2	7.6
LFCF Multiples			
LTM (3/31/16) (6)	*$52*	125.2x	180.6x
CY16E	*89*	73.2	105.5
NTM (3/31/17) (6)	*110*	59.4	85.7
CY17E	*125*	52.3	75.4
Preliminary Management Forecast (7)			
Revenue Multiples	*Statistic*		
CY16E	*$960*	6.7x	9.7x
CY17E	*1,218*	5.3	7.7
LFCF Multiples			
CY16E	*$88*	74.3x	107.1x
CY17E	*113*	57.5	82.9

Note: Current market prices as of July 13, 2016.
(1) Based on closing share price as of July 11, 2016 (last closing share price prior to acquisition rumors).
(2) Common shares outstanding, RSUs, PSUs, and options schedule from Curry Management as of June 30, 2016.
(3) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
(4) Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. Value shown represents make whole value above principal value.
(5) Based on mean Wall Street consensus analyst research estimates as of July 13, 2016.
(6) LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017.
(7) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016.

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Curry Long-Term Trading Performance

December 20, 2007 (Since IPO) to July 13, 2016


Share Price
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
Bogut 7/13/16 Proposal: $109.00
Current Price: $80.48
Unaffected (7/11/16) Price: $75.85 (1)

Source: Capital IQ
(1) Closing share price as of July 11, 2016 (last closing share price prior to acquisition rumors)

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Curry Q2’16 Earnings Summary ($MM, except per share amounts) Subscription & Support Revenue % Y/Y Growth Professional Services & Other Revenue % Y/Y Growth Total Revenue % Y/Y Growth Non-GAAP EPS ($) Cash Flow From Operations % Margin Source: Curry management, company earnings transcripts, company filings, and Wall Street consensus estimates. CONFIDENTIAL | DRAFT Q 2’ 16 Bookings De ta il •Subscription and support: $59MM (17% y/y growth) •Professional services: $55MM (17% y/y growth) Q2'FY16 $180 28% 51 39% $231 30% $0.07 - $0.08 $35 - $36 15% Q2'FY16 Guidance % vs. Mid-Point Q2'FY16 Consensus % vs. Consensus Low-EndHigh-End $229$231 29%30% $0.02$0.03 $27$29 12%13% 0% 0.5pts 200% 27% 3.2pts 183 30% 47 30% $231 30% $0.03 $29 13% (2%) (2.1pts) 7% 9.1pts 0% 0.1pts 138% 22% 2.8pts Consensus Guidance Actuals

 Illustrative Preliminary Curry Valuation Analyses

Trading Statistics of Selected Companies 7x 4. 66.2x 22.6x 17 – Source: Capital IQ, company filings, and Wall Street research as of July 13, 2016. Multiples greater than 100.0x or negative noted as dashes. (1) Based on closing share price as of July 11, 2016 (last closing share price prior to acquisition rumors). 7 (2) Based on Wall Street mean consensus analyst research estimates (3) NTM represents the 12-month period ending March 31, 2017. CONFIDENTIAL | DRAFT as of July 13, 2016. NTM UFCF Multiple (3) CY17E LFCF Multiple CY17E Revenue Multiple Legend Median: 34.5x 82.0x79.8x Median: 19.9 23.8x15 x .9x 56.5x 34.7x34.4x31.9x Curry Street Curry @ $109ULTICSODNOWCRMWDAYADBERHT (7/11/16)Per Share (2) (1)(2) 75.4x74.8xMedian: 33.4xMedian: 19.8x .1x 52.3x 33.4x28.8x28.6x Curry Street Curry @ $109WDAYULTICSODNOWCRMADBERHT (7/11/16)Per Share (2) (1)(2) Median: 6.8x 7.6x7.9x7.0x6.8x Median: 5. 6.7x 8x 5.2x 5.8x 4x 4. Curry Street Curry @ $109WDAYULTINOWCRMCSODADBERHT (7/11/16)Per Share (2) (1)(2) Selected SaaS Selected Large-Cap High Growth Software

Comparison of Curry Street and Preliminary Curry Management Plan

Legend: Historical; Street (1); Prelim. Curry Mgmt Plan (2)

Revenue ($MM)



Actuals
Forecast
Historical 2012A – 2015A CAGR: 34%
Street 2015A – 2018E CAGR: 27%
Management 2015A – 2021E CAGR: 26%
$309
$415
$556
$741
$967
$960
$1,229
$1,218
$1,527
$1,533
$1,929
$2,425
$3,023
'12A '13A '14A '15A '16E '17E '18E '19E '20E '21E

Revenue Growth (%)



Actuals
Forecast
31%
34%
34%
33%
30%
30%
27%
27%
24%
26%
26%
26%
25%
'12A '13A '14A '15A '16E '17E '18E '19E '20E '21E

Non-GAAP Earnings Per Share ($)



Actuals
Forecast
Historical 2012A – 2015A CAGR: (5%)
Street 2015A – 2018E CAGR: 65%
Management 2015A – 2021E CAGR: 63%
$0.26
$0.26
$0.32
$0.22
$0.46
$0.45
$0.72
$0.62
$0.99
$1.15
$1.92
$2.93
$4.18
'12A '13A '14A '15A '16E '17E '18E '19E '20E '21E

Non-GAAP Operating Profit ($MM)



Actuals
Forecast
Historical 2012A – 2015A CAGR: (1%)
Street 2015A – 2018E CAGR: 63%
Management 2015A – 2021E CAGR: 63%
$22
$24
$29
$22
$44
$43
$69
$61
$94
$111
$185
$285
$414
'12A '13A '14A '15A '16E '17E '18E '19E '20E '21E

Non-GAAP Operating Margin (%)



Actuals
Forecast
7%
6%
5%
3%
5%
4%
6%
5%
7%
6%
10%
12%
14%
'12A '13A '14A '15A '16E '17E '18E '19E '20E '21E

Levered Free Cash Flow ($MM)



Actuals
Forecast
Historical 2012A – 2015A CAGR: 6%
Street 2015A – 2018E CAGR: 48%
Management 2015A – 2021E CAGR: 50%
$42
$42
$51
$50
$89
$88
$125
$113
$163
$181
$278
$408
$573
'12A '13A '14A '15A '16E '17E '18E '19E '20E '21E

Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items.
(1) Based on Wall Street mean consensus analyst research estimates as of July 13, 2016.
(2) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016.

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Summary of Preliminary Curry Management Plan Cash Flow Projections ($MM) 26% Revenue % Growth Non-GAAP Operating Income % Margin Less: Taxes Effective Tax Rate NOPAT % Margin Less: Capital Expenditures % of Revenue Plus: Depreciation % of Capital Expenditures Plus: Decrease in Working Capital % of Revenue Unlevered Free Cash Flow % of Revenue % Growth $744 – 34 5% (4) 13% 29 4% (37) 5% 21 57% 48 6% 61 8% – $1,218 27% 61 5% (8) 13% 53 4% (60) 5% 42 70% 79 7% 115 9% 39% $1,533 26% 111 7% (10) 9% 100 7% (72) 5% 54 75% 100 7% 182 12% 59% $1,929 26% 185 10% (13) 7% 172 9% (91) 5% 72 80% 125 7% 279 14% 53% $2,425 26% 285 12% (17) 6% 268 11% (112) 5% 95 85% 158 7% 409 17% 47% $3,023 25% 414 14% (116) 28% 298 10% (139) 5% 125 90% 196 7% 480 16% 17% 63% 58% 44% Source: Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. 9 CONFIDENTIAL | DRAFT Curry Standalone Financial Performance'15A-'Q2-'Q4Terminal'21E CY2016E CY2017E CY2018E CY2019E CY2020E CY2021ECAGR

Illustrative Preliminary Discounted Cash Flow

Based on Preliminary Curry Management Plan

Summary of Valuation Assumptions

- *Unlevered free cash flow projections and terminal value discounted to March 31, 2016 (mid-period convention)*
- *Cash flow excludes impact of stock based compensation, amortization of intangibles, restructuring and other non-recurring items*
- *Portion of Federal NOLs and R&D tax credits used to shield taxes over projection period with the remaining balance valued separately*
- *Weighted average cost of capital range of 9.5% to 14.0%*
- *Terminal value calculated using NTM UFCF multiple range of 25.0x – 35.0x terminal year (CY21E) UFCF of $480MM*
- *Assumes, per Curry Management, current Curry shareholders incur ~14% cumulative dilution through issuance of equity awards over the projected period*

($MM, except per share amounts)

	Illustrative Present Value as of March 31, 2016								
Discount Rate:	9.5%			11.75%			14.0%		
Terminal NTM UFCF Multiple:	25.0x	30.0x	35.0x	25.0x	30.0x	35.0x	25.0x	30.0x	35.0x
Implied Terminal NTM Revenue Multiple	*4.0x*	*4.8x*	*5.6x*	*4.0x*	*4.8x*	*5.6x*	*4.0x*	*4.8x*	*5.6x*
Implied Perpetuity Growth Rate	*5.3%*	*6.0%*	*6.5%*	*7.5%*	*8.2%*	*8.7%*	*9.7%*	*10.4%*	*10.9%*
PV of Unlevered FCF (Q2'16E - CY2020E)	$795	$795	$795	$749	$749	$749	$707	$707	$707
PV of Terminal Value (CY2021E & Beyond)	7,803	9,363	10,924	7,084	8,501	9,918	6,444	7,733	9,022
% of Enterprise Value in Terminal Value	*91%*	*92%*	*93%*	*90%*	*92%*	*93%*	*90%*	*92%*	*93%*
Implied Enterprise Value	$8,598	$10,159	$11,719	$7,834	$9,250	$10,667	$7,152	$8,440	$9,729
Plus: PV of Federal NOLs and Tax Credits (CY2021E & Beyond) (1)	189	189	189	159	159	159	135	135	135
Plus: Cash (2)	378	378	378	378	378	378	378	378	378
Less: Debt (2)	(315)	(315)	(315)	(315)	(315)	(315)	(315)	(315)	(315)
Implied Equity Value	8,849	10,410	11,970	8,055	9,472	10,889	7,349	8,637	9,926
Implied Price Per Share - Assuming ~14% Dilution (3)	**$90.05**	**$105.74**	**$121.19**	**$82.03**	**$96.32**	**$110.53**	**$74.89**	**$87.91**	**$100.89**
Premium/(Discount) to Bogut 7/13/16 Proposal @ $109.00 Per Share	*(17%)*	*(3%)*	*11%*	*(25%)*	*(12%)*	*1%*	*(31%)*	*(19%)*	*(7%)*
Premium/(Discount) to 7/11/16 Share Price (4)	*19%*	*39%*	*60%*	*8%*	*27%*	*46%*	*(1%)*	*16%*	*33%*

Note: Assumes mid-period discounting convention.
(1) Based on Federal NOL and tax credits of $1,169MM as of December 31, 2020 per Curry Management.
(2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. In-the-money convertible debt treated on a net share basis.
(3) Common shares outstanding, RSUs, PSUs, and options schedule from Curry Management as of June 30, 2016.
(4) Based on closing share price as of July 11, 2016 (last closing share price prior to acquisition rumors).

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Illustrative Preliminary DCF Sensitivity

Shading represents values greater than Bogut 7/13/16 Proposal of $109.00 per share

($MM, except per share amounts)

Premium / (Discount) to Bogut 7/13/16 Proposal

		Illustrative Present Value as of March 31, 2016 (2)								
Discount Rate:		9.5%			11.75%			14.0%		
Terminal NTM UFCF Multiple:		25.0x	30.0x	35.0x	25.0x	30.0x	35.0x	25.0x	30.0x	35.0x
Revenue Sensitivity	***Op. Margin Sensitivity***									
'15A-'21E CAGR: 22% *CY21E Revenue: $2,444*	***CY21E Op Margin: 11%***	$65.38 *(40%)*	$76.63 *(30%)*	$87.83 *(19%)*	$59.45 *(45%)*	$69.69 *(36%)*	$79.88 *(27%)*	$54.22 *(50%)*	$63.54 *(42%)*	$72.84 *(33%)*
	CY21E Op Margin: 14%	$73.50 *(33%)*	$86.26 *(21%)*	$98.98 *(9%)*	$66.89 *(39%)*	$78.50 *(28%)*	$90.07 *(17%)*	$61.01 *(44%)*	$71.60 *(34%)*	$82.15 *(25%)*
	CY21E Op Margin: 17%	$83.54 *(23%)*	$98.18 *(10%)*	$112.72 *3%*	$76.07 *(30%)*	$89.38 *(18%)*	$102.65 *(6%)*	$69.41 *(36%)*	$81.54 *(25%)*	$93.64 *(14%)*
'15A-'21E CAGR: 24% *CY21E Revenue: $2,694*	***CY21E Op Margin: 11%***	$71.66 *(34%)*	$84.02 *(23%)*	$96.35 *(12%)*	$65.20 *(40%)*	$76.46 *(30%)*	$87.67 *(20%)*	$59.47 *(45%)*	$69.74 *(36%)*	$79.96 *(27%)*
	CY21E Op Margin: 14%	$80.66 *(26%)*	$94.70 *(13%)*	$108.65 *(0%)*	$73.44 *(33%)*	$86.21 *(21%)*	$98.94 *(9%)*	$67.01 *(39%)*	$78.65 *(28%)*	$90.26 *(17%)*
	CY21E Op Margin: 17%	$91.56 *(16%)*	$107.63 *(1%)*	$123.41 *13%*	$83.39 *(23%)*	$98.04 *(10%)*	$112.59 *3%*	$76.11 *(30%)*	$89.46 *(18%)*	$102.77 *(6%)*
Prelim Mgmt Forecast (1) *'15A-'21E CAGR: 26%* *CY21E Revenue: $3,023*	***CY21E Op Margin: 11%***	$80.05 *(27%)*	$93.90 *(14%)*	$107.66 *(1%)*	$72.90 *(33%)*	$85.49 *(22%)*	$98.04 *(10%)*	$66.53 *(39%)*	$78.01 *(28%)*	$89.45 *(18%)*
	Prelim Mgmt Forecast (1) ***CY21E Op Margin: 14%***	**$90.05** *(17%)*	**$105.74** *(3%)*	**$121.19** *11%*	**$82.03** *(25%)*	**$96.32** *(12%)*	**$110.53** *1%*	**$74.89** *(31%)*	**$87.91** *(19%)*	**$100.89** *(7%)*
	CY21E Op Margin: 17%	$102.10 *(6%)*	$119.95 *10%*	$137.37 *26%*	$93.04 *(15%)*	$109.40 *0%*	$125.41 *15%*	$84.94 *(22%)*	$99.88 *(8%)*	$114.73 *5%*

Note: Assumes mid-period discounting convention.

(1) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016.

(2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. In-the-money convertible debt treated on a net share basis. Common shares outstanding, RSUs, PSUs, and options schedule from Curry Management as of June 30, 2016.

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Selected SaaS Transactions

($MM)

Annc. Date	Target	Acquiror	FD Equity Value	FD Ent. Value	Transaction multiples: Revenue LTM	Revenue NTM	LFCF LTM	LFCF NTM	Premium: 1-Day	20-Day	LTM High	LTM Low	NTM Rev. Growth	LTM LFCF Margin
06/13/16	LinkedIn	Microsoft	$28,142	$26,152	8.1x	6.7x	94.0x	75.7x	50%	54%	(23%)	94%	21%	9%
06/01/16	Demandware	Salesforce	3,030	2,834	11.2	8.9	-	-	56%	69%	(1%)	167%	26%	(0%)
05/31/16	Marketo	Vista Equity Partners	1,789	1,700	7.5	5.9	-	-	64%	68%	5%	139%	28%	(7%)
05/18/16	inContact	NICE	1,059	973	4.2	3.6	-	-	55%	50%	30%	121%	17%	(4%)
04/18/16	Cvent	Vista Equity Partners	1,647	1,502	8.0	6.5	-	-	69%	66%	(2%)	90%	23%	1%
11/02/15	Constant Contact	Endurance International	1,105	924	2.6	2.3	26.8	24.2	23%	29%	(25%)	35%	12%	12%
09/18/14	Concur	SAP	7,768	8,286	12.6	10.2	-	-	28%	36%	1%	70%	23%	6%
12/20/13	Responsys	Oracle	1,679	1,572	8.1	6.9	-	-	38%	66%	35%	370%	18%	6%
06/04/13	ExactTarget	Salesforce	2,671	2,570	7.9	6.5	-	-	53%	56%	36%	88%	22%	(6%)
12/20/12	Eloqua	Oracle	971	885	9.8	8.2	-	-	31%	34%	(5%)	82%	19%	(9%)
08/27/12	Kenexa	IBM	1,359	1,302	4.0	3.3	50.9	26.8	42%	89%	37%	219%	22%	8%
05/22/12	Ariba	SAP	4,609	4,437	8.8	7.8	65.9	33.5	20%	32%	13%	103%	13%	14%
02/09/12	Taleo	Oracle	2,056	1,940	6.3	5.3	-	46.1	18%	25%	9%	109%	18%	4%
12/03/11	SuccessFactors (1)	SAP	3,748	3,499	10.2	8.7	-	78.6	52%	47%	(1%)	105%	17%	8%
10/24/11	RightNow	Oracle	1,840	1,599	7.4	6.2	-	64.4	20%	38%	10%	117%	19%	5%
07/01/11	Blackboard (2)	Providence Equity	1,638	1,750	3.7	3.2	20.1	16.2	4%	10%	(8%)	36%	17%	17%
11/02/10	Art Technology Group	Oracle	1,032	850	4.4	3.9	35.5	25.7	46%	35%	25%	95%	14%	15%
09/15/09	Omniture	Adobe	1,837	1,735	5.1	4.7	51.3	44.1	24%	52%	(1%)	183%	9%	11%
03/15/07	WebEx	Cisco	3,163	2,818	7.4	6.1	37.7	31.8	23%	21%	19%	99%	21%	22%
Median:					**7.5x**	**6.2x**	**44.3x**	**33.5x**	**38%**	**47%**	**5%**	**103%**	**19%**	**6%**
Mean:					**7.2**	**6.0**	**47.8**	**42.5**	**38%**	**46%**	**8%**	**122%**	**19%**	**6%**
Max:					**12.6x**	**10.2x**	**94.0x**	**78.6x**	**69%**	**89%**	**37%**	**370%**	**28%**	**22%**
Min:					**2.6**	**2.3**	**20.1**	**16.2**	**4%**	**10%**	**(25%)**	**35%**	**9%**	**(9%)**
Implied Carry Statistics @ $109.00 per share (3)(4):			**$9,391**	**$9,360**	**11.8x**	**9.1x**	**-**	**85.7x**	**44%**	**38%**	**9%**	**105%**	**30%**	**7%**

Source: Company press releases, Company filings, 451 Group and Wall Street research.
Note: '-' = Not meaningful or not available. Multiples greater than 100.0x or negative considered not meaningful.
(1) LTM revenue pro forma for acquisition of Plateau.
(2) Blackboard previously announced its retainer of a financial advisor in response to receiving acquisition offers; unaffected 1-day and 20-day premiums as of April 18, 2011 and March 22, 2011 were 21% and 27% respectively.
(3) Reflects Bogut proposal submitted on July 13, 2016. Premiums based on closing price as of July 11, 2016 (last closing share price prior to acquisition rumors). LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017.
(4) Based on Wall Street consensus estimates as of July 13, 2016. Common shares outstanding, RSUs, PSUs, and options schedule from Carry Management as of June 30, 2016.
Balance sheet items from Carry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
Represents cash settlement of 2018 Notes of $110MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013.

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Implied Curry Valuation Based on Five Highest SaaS Acquisition Multiples

Shading represents multiples and implied share prices greater than Curry statistics implied by Bogut 7/13/16 Proposal of $109.00 per share

($MM)

Target	Acquiror	FD Equity Value	FD Enterprise Value	Transaction Multiples Revenue LTM	Transaction Multiples Revenue NTM	Implied Curry Txn Share Price (1) Revenue LTM	Implied Curry Txn Share Price (1) Revenue NTM
Concur	SAP	$7,768	$8,286	12.6x	10.2x	$115.94	$121.78
Ariba	SAP	4,609	4,437	8.8	7.8	82.51	94.25
SuccessFactors (2)	SAP	3,748	3,499	10.2	8.7	94.52	104.36
Demandware	Salesforce	3,030	2,834	11.2	8.9	103.22	106.45
Eloqua	Oracle	971	885	9.8	8.2	91.31	98.92
Median:				**10.2x**	**8.7x**	**$94.52**	**$104.36**
Mean:				**10.5**	**8.8**	**97.50**	**105.15**
Implied Curry Statistics @ $109.00 Per Share (1)		**$9,391**	**$9,360**	**11.8x**	**9.1x**	**$109.00**	**$109.00**

Note: '-' = Not meaningful or not available. Multiples greater than 100.0x or negative considered not meaningful.
(1) Common shares outstanding, RSUs, PSUs, and options schedule from Curry Management as of June 30, 2016.
Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017.
(2) LTM revenue pro forma for acquisition of Plateau.

13

CONFIDENTIAL | DRAFT

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Selected Public Enterprise Software Transactions Selected Public Enterprise Software Transactions >$1Bn Transaction Value (N=69) 12.0x 10.0x Curry @ $109.00 / Share 8.0x Ariba dIn ExactTarget SolarWinds 6.0x 4.0x 2.0x 0.0x $$2164,5,00000 $500 $2,000 $3,500 $5,000 $6,500 $8,000 $9,500 $11,000 $12,500 Source: Company press releases, Company filings, 451 Group and Wall Street Research. (1) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional service s firm. Common shares outstanding, RSUs, PSUs, and options schedule from Curry Management as of June 30, 2016. Assumes cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium a ssumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. NTM represents the 12-month period ending March 31, 2017. CONFIDENTIAL | DRAFT 14 Enterprise Value ($MM) Opsware Concur Autonomy Demandware EloquaSourcefireSuccessFactors (1) ResponsysLinke SoleraVeritas Informatica BEA Systems Sybase Micros SystemsMcAfeePeopleSoft BMC NTM Revenue Multiple Software Transactions SaaS Transactions